UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10876 (Commission file number)	41-0985054 (IRS Employer Identification No.)
700 Pilgrim Way
Green Bay, Wisconsin 54304
(Address of principal executive offices)
Registrant’s telephone number, including area code: (920) 429-2211
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On August 15, 2005, ShopKo Stores, Inc. (the “Registrant”) sent a notice to its directors and executive officers informing them of a blackout period to be imposed on all transactions involving the ShopKo common stock fund under the ShopKo Stores, Inc. Shared Savings Plan (the “401(k) Plan”) in connection with the merger (the “Merger”) of a wholly owned subsidiary of Badger Retail Holding, Inc. with and into the Registrant.
The blackout period is necessary for the 401(k) Plan trustees to clear all pending trades and determine all final share balances. The notice stated that the blackout period is expected to begin during the week of September 12, 2005, depending on the expected effective date of the Merger, and will end as soon as the 401(k) Plan receives cash for the shares, assuming the Merger is approved.
During the blackout period and for a period of two years after the ending date of the blackout period, holders of ShopKo common stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to ShopKo Stores, Inc, Corporate Secretary, 700 Pilgrim Way, Green Bay, Wisconsin 54304.
On August 15, 2005, the Registrant received notice of the blackout period pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974. The Registrant sent a notice to all Plan participants on August 16, 2005 informing them of the blackout period.
A copy of the notice which was provided to the Registrant’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.04.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Exhibit Description
99.1	Notice of Blackout Period to Directors and Executive Officers of ShopKo Stores, Inc., dated August 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.
Date: August 16, 2005
/s/ Peter G. Vandenhouten
Peter G. Vandenhouten
Assistant General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Notice of Blackout Period to Directors and Executive Officers of ShopKo Stores, Inc., dated August 15, 2005